For period ending May 31, 2012
Exhibit 77O

File number 811-8765

FORM 10f-3
FUND: Managed High Yield Plus Fund Inc.
Name of Advisor or Sub-Advisor: UBS Global Asset Management (Americas) Inc.
1.	Issuer:  Lyondellbasell Ind, NV 6% due 11/15/2021
2.	Date of Purchase:  November 4, 2011
3.  Date offering commenced:  November 4, 2011
4.	Underwriters from whom purchased: Bank of America Securities LLC
5.	"Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6.	Aggregate principal amount or number of shares purchased:
$3,000,000 (Firmwide)
7.	Aggregate principal amount or total number of shares of offering:
$1,000,000,000
8.	Purchase price (net of fees and expenses):$100
9.	Initial public offering price: $100
10.	Commission, spread or profit:  2%
11.  Have the following conditions been satisfied?	YES	NO
a.	The securities are sold in an offering from
registration under Section 4(2) of the Securities Act
of 1933, Rule 144A or Regulation D.	                 X


b.    The securities are sold to persons reasonably
believed to be qualified institutional buyers (QIBs).    X

c.    The securities are reasonably believed to be
eligible for resale to other QIBs.		         X

d.   The securities were purchased prior to the end of
the first day on which any sales are made (or, if a
rights offering, the securities were purchased on or
before the fourth day preceding the day on which the
offering terminated).		                         X

e.    The securities were purchased at a price not more
than the price paid by each other purchaser in the
offering or any concurrent offering.		         X

f.    The underwriting was firm commitment
underwriting.		                                 X

g    The commission, spread or profit was reasonable
and fair in relation to that being received by others
for underwriting similar securities during the same
period.		                                         X
h.   The issuer of the securities and any predecessor
has been in continuous operation for not less than
three years.	                                         X

i.    The amount of such securities purchased by the
Fund and all other accounts which the Adviser
(or Sub-Adviser, if applicable) exercises investment
discretion did not exceed 25% of the principal amount
of the offering.		                         X

j.    No Affiliated Underwriter was a direct or
indirect participant in or beneficiary of the sales.     X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Matthew A. Iannucci
Date:  	November 14. 2011
Print Name:  Matthew A. Iannucci


For period ending May 31, 2012
File number 811-8765

FORM 10f-3
FUND: Managed High Yield Plus Fund Inc.
Name of Advisor or Sub-Advisor: UBS Global Asset Management
(Americas) Inc.
1.	Issuer:  Virgin Media Finance PLC 5.25% due 02/15/2022
2.	Date of Purchase:  February 28, 2012 3.  Date offering
commenced:  February 28, 2012
4.	Underwriters from whom purchased: Banc of America
Securities LLC
5.	Affiliated Underwriter managing or participating
in syndicate:  UBS Investment Bank
6.	Aggregate principal amount or number of shares purchased:
$5,000,000 firmwide
7.	Aggregate principal amount or total number of shares of
offering: $500,000,000
8.	Purchase price (net of fees and expenses):$100
9.	Initial public offering price: $100
10.	Commission, spread or profit:  0.9%
11.  Have the following conditions been satisfied?	YES	NO
a.	The securities are part of an issue registered
under the Securities Ct of 1933 that is being offered
to the public, or is part of a issue of government
securities (as defined in section 2(a)(16) of the 1940
Act).	                                                 X

b.   The securities were purchased prior to the end
of the first day on which any sales are made (or,
if a rights offering, the securities were purchased
on or before the fourth day preceding the day on
which the offering terminated).		                 X

c.    The securities were purchased at a price not
more than the price paid by each other purchaser in
the offering or any concurrent offering.		 X

d.   The underwriting was firm commitment
underwriting.		                                 X
e.   The commission, spread or profit was reasonable
and fair in relation to that being received by
others for underwriting similar securities during
the same period.		                         X

f.    The issuer of the securities and any predecessor
has been in continuous operation for not less than
three years.		                                 X

g.    The amount of such securities purchased by
the Fund and all other accounts which the Adviser
(or Sub-Adviser, if applicable) exercises investment
discretion did not exceed 25% of the principal amount
of the offering.		                         X
h.   No Affiliated Underwriter was a direct or
indirect participant in or beneficiary of the sales.	 X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.
Approved:  /s/Matthew A. Iannucci
Date:  	March 23, 2012
Print Name:  Matthew A. Iannucci